Exhibit 5.1


                                                      April 13, 1999


D.R. Horton, Inc.
1901 Ascension Blvd., Suite 100
Arlington, Texas  76006


     Re:  D.R. Horton, Inc. Public Offering


Ladies and Gentlemen:

As counsel for D.R. Horton, Inc., a Delaware corporation (the "Company"), we are familiar with the Company's Registration Statement on Form S-3 (as amended, the "Registration Statement") filed with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933 (as amended, the "Act"), on the date hereof, with respect to the offering and issuance from time to time by the Company of up to $600,000,000 aggregate offering price of the following: (i) one or more series of its debt securities (the "Debt Securities"), which may be senior debt securities, senior subordinated debt securities or subordinated debt securities, and which may include guarantees of the Debt Securities (the "Guarantees") by direct and indirect subsidiaries of the Company (the "Guarantors"), (ii) shares of its Preferred Stock, par value $.10 per share (the "Preferred Stock"), (iii) shares of its Common Stock, par value $.01 per share (the "Common Stock"), or (iv) warrants to purchase Debt Securities, Preferred Stock, or Common Stock (the "Warrants"), which will be issued under one or more warrant agreements (each, a "Warrant Agreement") to be entered into between the Company and a financial institution identified therein as warrant agent (each, a "Warrant Agent"). All capitalized terms which are not defined herein shall have the meanings assigned to them in the Registration Statement.

In connection with our examination of documents as hereinafter described, we have assumed the genuineness of all signatures on, and the authenticity of, all


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documents  submitted to us as originals and the conformity to original documents of all documents submitted to us as copies. With respect to agreements and instruments executed by natural persons, we have assumed the legal competency of such persons.

For the purpose of rendering this opinion, we have made such factual and legal examination as we deemed necessary under the circumstances, and in that connection we have examined, among other things, originals or copies of the following:

       (1)  The Certificate of Incorporation of the Company, as amended to date;

       (2)  The Bylaws of the Company, as amended to date;

       (3) The form of Senior Debt Securities Indenture (and form of notes and Guarantees) filed as an exhibit to the Registration Statement by incorporation by reference to Exhibit 4.1(a) to the Company's Registration Statement (No. 333-27521) on Form S-3, filed May 31, 1997;

       (4) The form of Senior Subordinated Debt Securities Indenture (and form of notes and Guarantees) filed as an exhibit to the Registration Statement by incorporation by reference to Exhibit 4.1(b) to Amendment No. 1 to the Company's Registration Statement (No. 333-27521) on Form S-3, filed June 2, 1997;

       (5) The form of Subordinated Debt Securities Indenture (and form of notes and Guarantees) filed as an exhibit to the Registration Statement by incorporation by reference to Exhibit 4.1(c) to Amendment No. 1 to the Company's Registration Statement (No. 333-27521) on Form S-3, filed June 2, 1997;

       (6) Such records of the corporate proceedings of the Company, and such other documents that we considered necessary or appropriate for the purpose of rendering this opinion; and

       (7) Such other certificates and assurances from public officials, officers and representatives of the Company that we considered necessary or appropriate for the purpose of rendering this opinion.

On the basis of the foregoing examination, and in reliance thereon, we are of the opinion that (subject to compliance with the pertinent provisions of the Act and, with respect to the Indentures (as defined below) and the Debt Securities, the Trust Indenture Act of 1939, as amended, and to compliance with such securities or "blue sky" laws of any jurisdiction as may be applicable):

            1. When (a) the Debt Securities in substantially the form contained in (as appropriate) the form of Senior Debt Securities Indenture, the form of Senior Subordinated Debt Securities Indenture and the form of Subordinated Debt Securities Indenture (as amended or supplemented in accordance with the respective terms thereof, each an "Indenture") shall have been authorized, executed and authenticated in accordance with the terms of the applicable


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Indenture,  (b) the  Indentures  shall  have  been  qualified  under  the  Trust
Indenture Act of 1939, duly executed and delivered and (c) the Debt Securities shall have been issued and sold as described in the Registration Statement, and if in an underwritten offering, in accordance with the terms and conditions of the applicable underwriting agreement, and in a manner contemplated in the Registration Statement, including the Prospectus Supplement relating to any such Debt Securities, the Debt Securities will be duly authorized and valid and binding obligations of the Company, subject to the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement, or similar laws affecting the enforcement of creditors' rights generally (including, without limitation, the effect of statutory or other laws regarding fraudulent transfers or preferential transfers) and general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law.

            2. When the Preferred Stock shall have been  authorized,  issued and sold within the limits and as described in the Registration Statement, and if in an underwritten offering, in accordance with the terms and conditions of the applicable underwriting agreement, and in a manner contemplated in the Registration Statement, including the Prospectus Supplement relating to the applicable series of such Preferred Stock, the Preferred Stock will be validly issued, fully paid and nonassessable.

            3. When the Common Stock shall have been authorized, issued and sold within the limits and as described in the Registration Statement, and if in an underwritten offering, in accordance with the terms and conditions of the applicable underwriting agreement, and in a manner contemplated in the Registration Statement, including the Prospectus Supplement relating to the applicable offering of such Common Stock, the Common Stock will be validly issued, fully paid and nonassessable.

            4. When (a) the Warrant Agreements shall have been authorized, executed, and delivered, (b) the Warrants shall have been authorized, executed, and countersigned in accordance with the terms of the applicable Warrant Agreement, and (c) the Warrants shall have been issued and sold within the limits and as described in the Registration Statement, and if in an underwritten offering, in accordance with the terms and conditions of the applicable underwriting agreement, and in a manner contemplated in the Registration Statement, including the Prospectus Supplement relating to the applicable offering of such Warrants, the Warrants will be duly authorized and valid and binding obligations of the Company, subject to the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement, or similar laws affecting the enforcement of creditors' rights generally (including, without limitation, the effect of statutory or other laws regarding fraudulent transfers or preferential transfers) and general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law.

            5. When (a) the Guarantees and related Debt Securities in substantially the form contained in (as appropriate) the form of Senior Debt Securities Indenture, the form of Senior Subordinated Debt Securities Indenture and the form of Subordinated Debt Securities Indenture shall have been authorized, executed and authenticated in accordance with the terms of the applicable Indenture, (b) the Indentures shall have been qualified under the Trust Indenture Act of 1939, duly executed and delivered and (c) the Guarantees and related Debt Securities shall have been issued as described in the Registration Statement, and if in an underwritten offering, in accordance with the terms and conditions of the applicable underwriting agreement, and in a


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manner  contemplated  in the  Registration  Statement,  including the Prospectus
Supplement relating to any such Guarantee and related Debt Securities, the Guarantees will be duly authorized and valid and binding obligations of the Guarantors, subject to the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement, or similar laws affecting the enforcement of creditors' rights generally (including, without limitation, the effect of statutory or other laws regarding fraudulent transfers or preferential transfers) and general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law. We express no opinion, however, (i) regarding the effectiveness of any waiver in respect of the Guarantees of any rights of any Guarantor, or duties owing to it, as a matter of law, or that is broadly stated or does not describe the right or duty purportedly waived with reasonable specificity; or (ii) the effect on the enforceability of the Guarantees against any Guarantor of any facts or circumstances that would constitute a defense to the obligation of a surety, unless such defense has been waived effectively by such Guarantor.

This opinion is limited to the present corporate laws of the State of Delaware, the present laws of the State of New York and the present federal laws of the United States and to the present judicial interpretations thereof and to the facts as they presently exist. We undertake no obligation to advise you as a result of developments occurring after the date hereof or as a result of facts or circumstances brought to our attention after the date hereof.

This opinion may be filed as an exhibit to the Registration Statement. Consent is also given to the reference to this firm under the caption "Legal Matters" in the prospectus contained in the Registration Statement. In giving this consent, we do not admit we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the SEC promulgated thereunder.


                                                   Very truly yours,


                                                   GIBSON, DUNN & CRUTCHER LLP